Exhibit 99.1

Tri-Tech Holding Wins Water Information Contracts Valued at $1.26M

Beijing, China – March 29, 2011 – Tri-Tech Holding Inc. (Nasdaq: TRIT), a premier Chinese company that provides leading turn-key solutions in China for water resources, water and wastewater treatment, industrial safety and the pollution control markets, announced today that its subsidiary, Yanyu Water, has won bids for water monitoring and forecasting contracts in Inner Mongolia, Hunan Province, Sichuan Province and Beijing collectively valued at $1.26 million (RMB 8.3 million).

The contracts include mountain torrent monitoring and forecasting systems in Harqin Banner, Chifeng in Inner Mongolia and Xiangxiang in Hunan Province, the installation of small river basin hydrologic monitoring systems in flood prone areas in Sichuan Province and water environment monitoring equipment procurement in Beijing.

TRIT will use its proprietary YY-RTU-2000 Telemetry Unit as a remote monitoring data terminal equipment for the water and rain monitoring systems and its YY-SAT intelligent voice alarm system for the warning system. Tri-tech expects the projects will be completed by the end of September 2011.

Tri-Tech CEO Mr. Warren Zhao said, “To deal with the problems of ongoing flood disasters resulting from an inadequate water conservancy infrastructure, China has significantly increased its water conservancy funding to approximately $609 billion (RMB 4 trillion). This effort is outlined in the China State Council Water Conservancy Circular 1 in 2011, “State Council’s Decision Regarding Accelerating Development of Water Conservancy.”

“The primary objective is significant improvements in China’s water conservancy over the next five to 10 years. The government’s plan calls for completing the flood and drought prevention system by 2020 together with accelerated installations of mountain torrent alarm systems in flood prone areas and control of China’s middle and small rivers as part of China’s 12th Five Year Plan.

“In addition to increases in water conservancy investment and credit funds, the government also seeks to improve water information infrastructure, accelerate construction of flood and drought prevention operating systems and improve the quality of water information management and project implementation.

“Government policies and spending are the catalyst for further development in these areas. We believe China’s commitment to deal with these issues is clearly established in the issuance and implementation of The Water Conservancy Circular 1. This is a significant opportunity for water-related businesses in China including Tri-Tech. We fully expect our water resources management segment will benefit from the market supported by government policies and spending,” Mr. Zhao said.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also moving into the industrial pollution control market. Tri-Tech owns 23 software copyrights and two technological patents and employs 260 people. Please visit http://www.Tri-Tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion and anticipated profitability of the projects referenced herein and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investors Contact:

Hawk Associates Frank

Hawkins or Grace Huang

305-451-1888

tritech@hawkassociates.com

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